Exhibit 5.1

January 23, 2007

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

Gentlemen:

We have acted as counsel to Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 600,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), which may be sold by the selling stockholders named therein. Of the 600,000 shares of Common Stock that may be sold, 500,000 of the shares are currently issued and outstanding, and 100,000 of the shares may be issued upon the exercise of outstanding warrants. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s articles of incorporation and bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing and in reliance thereon, we are of the opinion that the 500,000 shares of Common Stock that are currently outstanding have been duly and validly authorized, legally issued, fully paid and nonassessable; and the 100,000 shares of Common Stock that may be issued upon exercise of outstanding warrants, when issued in accordance with their respective terms, will be duly and validly authorized, legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

FOWLER WHITE BOGGS BANKER P.A.

/s/ Fowler White Boggs Banker P.A.

FOWLER WHITE BOGGS BANKER P.A.

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